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CUSIP No.  505862-10-2          SCHEDULE 13D (Amendment No. 2)


                                                                       EXHIBIT 2

                             JOINT FILING AGREEMENT

     Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 2 to Schedule 13D to which this agreement is attached as Exhibit 2, and any amendments thereto or to the
Schedule 13D, will be filed with the Securities and Exchange Commission jointly on behalf of each of the undersigned.

     This agreement may be executed in more than one counterpart.

Dated:   April 27, 2006

                             KILMER VAN NOSTRAND CO. LIMITED


                             /s/ LAWRENCE M. TANENBAUM
                             -------------------------------------------------
                             Name:  Lawrence M. Tanenbaum
                             Title: Chairman and Chief Executive Officer


                             KILMER LCW LIMITED


                             /s/ LAWRENCE M. TANENBAUM
                             -------------------------------------------------
                             Name:  Lawrence M. Tanenbaum
                             Title: President


                             LAWRENCE M. TANENBAUM


                             /s/ LAWRENCE M. TANENBAUM
                             -------------------------------------------------
                             Name: Lawrence M. Tanenbaum


                             JUDITH S. TANENBAUM


                             /s/ JUDITH S. TANENBAUM
                             -------------------------------------------------
                             Name: Judith S. Tanenbaum